THE NETPLEX GROUP, INC.                                               EXHIBIT 11
SCHEDULE RE: COMPUTATION OF PER SHARE EARNINGS



                                                                        Three Months Ended               Six Months Ended
                                                                           September 30,                   September 30,
                                                                   ---------------------------     --------------------------
                                                                       1997             1996           1997          1996
                                                                   ------------      ---------     ------------   -----------
Primary Earnings(Loss) Per Share:
   Weighted average number of common shares outstanding             6,806,923        6,497,133        6,517,750      3,608,322
   Common stock equivalents from outstanding stock options               -   (3)          -   (3)          -             -
                                                                   -----------      -----------    -------------  -------------
     Average shares outstanding                                     6,806,923        6,497,133        6,517,750      3,608,322
                                                                   ===========      ===========    =============  =============

   Net loss                                                          (642,339)        (929,574)      (2,149,539)    (1,783,326)
   Preferred dividends                                                 57,500                -          197,500           -
                                                                   -----------      -----------    -------------  -------------
     Loss attributable to Common                                   $ (699,839)      $ (929,574)    $ (2,347,039)  $ (1,783,326)
                                                                   ===========      ===========    =============  =============

   Primary Loss per share                                          $    (0.10)      $    (0.14)    $      (0.36)  $      (0.49)
                                                                   ===========      ===========    =============  =============

Fully Diluted Earnings (Loss) Per Share: (2)
   Weighted average number of common shares outstanding             6,806,923        6,497,133        6,517,750      3,608,322
   Preferred stock convertible into common shares (1)                    -   (3)          -                -              -
   Common stock equivalents from outstanding stock options               -   (3)          -   (3)          -              -
                                                                   -----------      -----------    -------------  -------------
     Average shares outstanding                                     6,806,923        6,497,133        6,517,750      3,608,322
                                                                   ===========      ===========    =============  =============

   Net loss                                                        $ (642,339)      $ (929,574)    $ (2,149,539)  $ (1,783,326)
   Preferred dividends                                                 57,500                -          197,500           -
                                                                   -----------      -----------    -------------  -------------
     Loss attributable to Common                                   $ (699,839)      $ (929,574)    $ (2,347,039)  $ (1,783,326)
                                                                   ===========      ===========    =============  =============

   Fully Diluted Loss Per Share (2)                                $    (0.10)      $    (0.14)    $      (0.36)  $      (0.49)
                                                                   ===========      ===========    =============  =============


(1) The Company's convertible preferred stock is not a common stock equivalent.

(2) Fully -diluted EPS is within 3% of Primary EPS and is,thus, not required to be disclosed on the Condensed Consolidated Statement of Operations.

(3) As the Company is in a net loss position the effect of all options and warrants, including common stock equivalents is anti-dilutive and is thus not presented in the computations of loss per common share.